UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2010 Date of Report (Date of earliest event reported)

ROCKWALL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 E. 33rd Street, Unit A, Long Beach, CA 90807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  858-755-0700

Westmoore Holdings, Inc., 339 N. Highway 101, Solana Beach, CA 92075

(Former name and former address due to change since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

In a press release dated April 30, 2010 attached hereto as Exhibit 99.1, Rockwall Holdings, Inc., a Nevada corporation (the "Company"), announced that as of April 29, 2010, the Company entered into a Letter of Intent (the “LOI”) with Resource Energy, Inc., a Nevada corporation (“Resource Energy.”)  Pursuant to the LOI as attached hereto as Exhibit 99.2, the Company and Resource Energy are to enter into a stock purchase agreement no later than 120 days after execution of the LOI.  Pursuant to the LOI, the Company shall enter into a stock purchase agreement where the Company shall purchase 100% of the issued and outstanding common stock of Resource Energy in exchange for $200,000 worth of newly issued restricted shares of common stock of the Company and the assumption of certain debts of Resource Energy.  The Company or Resource Energy may terminate the LOI upon written notice for a period of 30 days, which shall commence from the date of execution of the LOI.

Item 9.01	Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 30, 2010
99.2	Letter of Intent between Rockwall Holdings, Inc. and Resource Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWALL HOLDINGS, INC.

Date: May 4, 2010	By:	/s/ Kevin Wheeler
Kevin Wheeler, CEO